UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

CH2M HILL Companies, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CH2M HILL — Letter to Stockholders

Dear CH2M HILL Stockholders,

The Board of Directors has reviewed and approved an amendment and restatement of the company’s Delaware USA Certificate of Incorporation.  We expect that the proposed changes to the Certificate of Incorporation, among other things, will provide the company with greater flexibility in raising additional capital and are intended to facilitate a third party minority investment in CH2M HILL’s capital stock by one or more large sophisticated investors.

The changes to the Certificate of Incorporation must also be approved by you, the stockholders.  In order to call a Special Meeting of the Stockholders to approve the amendment and restatement of the Certificate of Incorporation, we filed a preliminary proxy statement with the US Securities Exchange Commission on January 6, 2015. The preliminary proxy statement can be found at www.sec.gov and describes the proposed changes to the Certificate of Incorporation.  We expect to distribute a definitive proxy statement to stockholders on or around January 16, 2015 for your review and voting for approval.

We encourage you to review the Definitive Proxy carefully when you receive it.  If after reviewing the document you have questions about the proxy or the proposals described in the proxy, please submit them via our online form [link to www.ch2mstockholder.com/contact.asp].

Very truly yours,

/s/ Thomas M. McCoy
Executive Vice President, General Counsel & Secretary

Important Information

CH2M HILL will file a definitive proxy statement for the Special Meeting with the US Securities and Exchange Commission (“SEC”). Stockholders are urged to read the proxy statement when it is available because it contains important information. Stockholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s website, www.sec.gov, and on CH2M HILL’s website at www.ch2mstockholder.com/sec.asp.

CH2M HILL and its directors and executive officers may be deemed to be participants in the solicitation of CH2M HILL’s stockholders in connection with the Special Meeting of the Stockholders.  Information regarding the interests of CH2M HILL’s directors and executive officers in the solicitation will be included in the proxy statement filed by CH2M HILL in connection with the Special Meeting.

CH2M HILL — Letter to Employees

Dear colleagues,

The Board of Directors has reviewed and approved an amendment and restatement of the company’s Delaware USA Certificate of Incorporation.  We expect that the proposed changes to the Certificate of Incorporation, among other things, will provide the company with greater flexibility in raising additional capital and are intended to facilitate a third party minority investment in CH2M HILL’s capital stock by one or more large sophisticated investors.

The changes to the Certificate of Incorporation must also be approved by the stockholders.  In order to call a Special Meeting of the Stockholders to approve the amendment and restatement of the Certificate of Incorporation, we filed a preliminary proxy statement with the US Securities Exchange Commission on January 6, 2015. The preliminary proxy statement can be found at www.sec.gov and describes the proposed changes to the Certificate of Incorporation.  We expect to distribute a definitive proxy statement to stockholders on or around January 16, 2015 for review and voting for approval.

Tom

/s/ Thomas M. McCoy
Executive Vice President, General Counsel & Secretary

Important Information

CH2M HILL will file a definitive proxy statement for the Special Meeting with the US Securities and Exchange Commission (“SEC”). Stockholders are urged to read the proxy statement when it is available because it contains important information. Stockholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s website, www.sec.gov, and on CH2M HILL’s website at www.ch2mstockholder.com/sec.asp.

CH2M HILL and its directors and executive officers may be deemed to be participants in the solicitation of CH2M HILL’s stockholders in connection with the Special Meeting of the Stockholders.  Information regarding the interests of CH2M HILL’s directors and executive officers in the solicitation will be included in the proxy statement filed by CH2M HILL in connection with the Special Meeting.